UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2024

NATIONAL FUEL GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6363 Main Street

Williamsville, New York 14221

(Address of principal executive offices, including zip code)

(716) 857-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	NFG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Term Loan Agreement

On February 14, 2024, National Fuel Gas Company (the “Company”) entered into a Term Loan Agreement (the “Term Loan Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the following lenders: JPMorgan Chase Bank, N.A.; Bank of America, N.A.; PNC Bank, National Association; The Toronto Dominion Bank, New York Branch; U.S. Bank National Association; and Wells Fargo Bank, National Association. The Term Loan Agreement provides a $300 million unsecured committed delayed draw term loan credit facility with a maturity date of February 14, 2026. Under the delayed draw mechanism of the Term Loan Agreement, the Company may, through April 12, 2024, make up to three elections to borrow under the facility. The Company may use the proceeds of loans under the Term Loan Agreement (a) to pay its obligations under (i) its commercial paper program, (ii) other short-term credit facilities, and (iii) maturing long-term debt obligations, (b) for general corporate purposes of the Company and its subsidiaries in the ordinary course of business, including for working capital, capital expenditure and other lawful corporate purposes, and (c) to fund certain permitted acquisitions and other investments.

Rates for borrowing under the Term Loan Agreement are based, at the Company’s election, upon whether the borrowing is a Term Benchmark Loan or an ABR Loan (capitalized terms used in this description of the Term Loan Agreement and not otherwise defined have the meanings assigned to them in the Term Loan Agreement). Term Benchmark Loans will bear interest at an adjusted term secured overnight financing rate (“SOFR”) (calculated based on one-month, three-month or six-month term SOFR as of a specified date, plus an adjustment of 0.10%) plus an applicable margin of 1.375%. ABR Loans will bear interest at a rate per annum equal to the sum of (1) the greatest of (a) the prime rate, (b) the New York Federal Reserve Bank rate plus 1/2 of 1%, and (c) an adjusted term SOFR rate for a one-month interest period plus 1%, and (2) an applicable margin of 0.375%. In addition, under the terms of the Term Loan Agreement, the Company agrees to pay the lenders a 0.10% ticking fee in respect of unfunded term loan commitments. In general, if the administrative agent determines that adequate and reasonable means do not exist for ascertaining the adjusted term SOFR, then requests for a Term Benchmark Loan will instead be deemed to be requests for (i) an RFR Loan, so long as Adjusted Daily Simple SOFR may be ascertained, or (ii) an ABR Loan otherwise. RFR Loans will bear interest at a rate equal to the Daily Simple SOFR plus 0.10%.

The Term Loan Agreement contains representations and affirmative, negative and financial covenants usual and customary for agreements of this type, including among others covenants that place conditions upon the Company’s ability to merge or consolidate with other companies, sell any material part of its business or property, and incur liens. The Term Loan Agreement includes a covenant that the Company will not permit its debt to capitalization ratio to exceed 0.65 at the last day of any fiscal quarter. For purposes of calculating the debt to capitalization ratio, the Company’s capitalization means the sum of (a) its net worth, provided that (i) for purposes of calculating net worth, unrealized gains and losses on derivative financial instruments included in Accumulated Other Comprehensive Income (Loss) on the Company’s balance sheet shall be excluded from the determination of comprehensive shareholders’ equity and (ii) the amount excluded pursuant to clause (i) attributable to unrealized gains and losses on derivative financial instruments other than commodity derivatives shall not exceed $10.0 million, (b) its indebtedness, and (c) 50% of the aggregate after-tax amount of non-cash charges directly arising from any ceiling test impairment occurring on or after July 1, 2018, provided that the amount determined pursuant to clause (c) may not exceed $400.0 million.

The Term Loan Agreement contains a cross-default provision whereby the failure by the Company or any of its significant subsidiaries to make payments under other borrowing arrangements aggregating $40.0 million or more, or the occurrence of certain events affecting those other borrowing arrangements, could trigger an obligation to repay any amounts outstanding under the committed credit facility. The Term Loan Agreement also contains additional customary events of default including, without limitation, payment defaults, material inaccuracy of representations and warranties, covenant defaults, certain bankruptcy and insolvency events, certain judgment defaults, certain defaults relating to nullification or revocation of the Term Loan Agreement, change in control and certain ERISA events.

In the event of a default by the Company under the Term Loan Agreement, including a cross-default by the Company or any of its significant subsidiaries, the lenders may terminate the commitments made under the Term Loan Agreement and declare any principal amount then outstanding, and all accrued interest and other amounts payable by the Company under the Term Loan Agreement, to be immediately due and payable.

In addition to the Term Loan Agreement, the Company maintains individual uncommitted or discretionary lines of credit with a number of financial institutions, including a party to the Term Loan Agreement, for general corporate purposes. Other financial institutions may also provide the Company with uncommitted or discretionary lines of credit in the future. In addition, in the ordinary course of their respective businesses, certain lenders under the Term Loan Agreement, or their affiliates, perform, or may in the future perform, financial services for the Company or its affiliates, including investment banking, underwriting, lending, commercial banking, trust and other administrative and advisory services.

The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Term Loan Agreement, a copy of which has been filed as Exhibit 10.1 hereto and is expressly incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 relating to the Term Loan Agreement is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Term Loan Agreement, dated as of February 14, 2024, among the Company, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

Dated: February 14, 2024	By:	/s/ Michael W. Reville
	Name:	Michael W. Reville
	Title:	General Counsel and Secretary

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